Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-161567, 333-91660, 333-127861, 333-178068, 333-192343, 333-192342) of MeadWestvaco Corporation of our report dated February 23, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Richmond, Virginia February 23, 2015